UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
December 29, 2017

CITY HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-11733

West Virginia	55-0619957
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

25 Gatewater Road, Cross Lanes, WV 25313
(Address of Principal Executive Offices, Including Zip Code)

304-769-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Item 8.01    Other Events.

On December 26, 2017, City National Bank of WV (“City National”), a subsidiary of City Holding Company, filed a lawsuit against Kentucky Fuels Corporation and the James C. Justice Companies, Inc. seeking collection of amounts owed to City National by Kentucky Fuels for a loan originated in August 2016.

During 2013, City National extended a loan to a long-time customer in the heavy equipment business to be used to purchase coal trucks for resale. The customer elected to sell the coal trucks pursuant to an installment contract to Kentucky Fuels Corporation, an entity affiliated with the James C. Justice Companies, Inc.  After a period of time, Kentucky Fuels Corporation ceased making timely lease payments to our customer. Our loan customer declared Chapter 11 bankruptcy and defaulted on the loan with City National. In accordance with generally accepted accounting principles, City National recognized a charge-off related to this loan of $3.1 million and a related increase in its provision for loan losses during the 4th quarter of 2015.

In August 2016, City National and Kentucky Fuels Corporation reached an agreement to restructure the leases into a fixed term amortizing loan for $4.35 million to be fully repaid by June 15, 2021 and collateralized by six coal trucks.  From August 2016 through September 2017, Kentucky Fuels Corporation, made payments on its loan with City National. However, since October 2017, Kentucky Fuels Corporation has ceased making loan payments in accordance with its agreement with City National. City National made considerable efforts to obtain payment without pursuing litigation, however, the continued failure to pay the contractual debt has led City National to initiate legal action.

As a result of the previous loss taken by City National in 2015 and subsequent loan payments by Kentucky Fuels Corporation, the remaining book balance on this loan as of December 26, 2017 was $0.85 million. City National does not anticipate any further significant charge-offs and financial losses related to this loan.

This loan was fully guaranteed by the James C. Justice Companies, Inc., and City National intends to vigorously pursue full collection of the outstanding legal balance of $3.8 million from the guarantor.  Although City National believes that the book balance of this loan will be repaid, full recovery may take considerable time and legal expense.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated: December 29, 2017	City Holding Company

By:	/s/ David L. Bumgarner
David L. Bumgarner
Chief Financial Officer